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                                                                Exhibit 10.25(c)

                                 LEUKOSITE, INC.

                AMENDMENT, MODIFICATION AND CONVERSION AGREEMENT


         This AMENDMENT, MODIFICATION AND CONVERSION AGREEMENT, dated as of June 26, 1997 (this "Agreement"), is between LEUKOSITE, INC., a Delaware corporation (the "Company"), and WARNER-LAMBERT COMPANY, a Delaware corporation ("Warner").


                              W I T N E S S E T H:

         WHEREAS, the Company and Warner are parties to that certain Research, Development and Marketing Agreement dated September 30, 1994 (as amended or modified from time to time, the "MCP-1 Collaborative Agreement");

         WHEREAS, the Company and Warner are parties to that certain Research, Development and Marketing Agreement dated July 1, 1995 (as amended or modified from time to time, the "IL-8 Collaborative Agreement");

         WHEREAS, the Company and Warner are parties to that certain Series C Convertible Preferred Stock Purchase Agreement dated November 8, 1994 (as amended or modified from time to time, the "Series C Stock Purchase Agreement");

         WHEREAS, the Company and Warner are parties to that certain Series E Convertible Preferred Stock Purchase Agreement dated January 3, 1996 (as amended or modified from time to time, the "Series E Stock Purchase Agreement");

         WHEREAS, Warner is a holder of 285,715 shares (the "Warner Series G Shares") of Series G Convertible Preferred Stock, $0.0001 par value per share (the "Series G Preferred Stock"), of the Company;

         WHEREAS, pursuant to the provisions of the Company's Restated Certificate of Incorporation (as amended and/or further restated from time to time, the "Restated Certificate"), the shares of Series G Preferred Stock are convertible into shares of common stock, $0.0001 par value per share ("Common Stock"), of the Company;
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         WHEREAS, Section G.7(j) of Part G of Article III of the Restated
Certificate provides that, upon the consummation of the Company's initial public offering of Common Stock (the "Initial Public Offering"), all of the outstanding shares of Series G Preferred Stock shall automatically (without any action on the part of the holders thereof) be converted into a number of shares of Common Stock to be determined pursuant to the provisions of such Section G.7(j); and

         WHEREAS, the parties desire to enter into this Agreement for purposes of, among other things, (i) amending each of the MCP-1 Collaboration Agreement, the IL-8 Collaboration Agreement, the Series C Stock Purchase Agreement and the Series E Stock Purchase Agreement (collectively, the "Warner Agreements" and, individually, a "Warner Agreement") to eliminate certain anti-dilution rights granted by the Company to Warner thereunder, (ii) providing for the conversion of the Warner Series G Shares into a number of shares of Common Stock that is different from the number of shares of Common Stock into which the Warner Series G Shares would otherwise convert pursuant to the provisions of Section G.7(j) upon the consummation of the Initial Public Offering, and (iii) partially offset Warner's obligation to pay royalties to the Company pursuant to the MCP-1 Collaboration Agreement and the IL-8 Collaboration Agreement.

         NOW, THEREFORE, in consideration of the foregoing premises, the parties hereto hereby agree as follows:

         1. Amendment of MCP-1 Collaboration Agreement. The MCP-1 Collaboration Agreement is hereby amended as follows:

                  (i) The last sentence of the first paragraph of Section 1.4(b) thereof (which last sentence begins with the words "If LeukoSite completes an initial public offering of Common Stock for its own account at a public offering price per share of less than $4.00 ...") is hereby deleted in its entirety and shall have no force or effect whatsoever.

                  (ii) The fourth sentence of Section 1.4(c) thereof (which fourth sentence begins with the words "If LeukoSite completes an initial public offering of Common Stock for its own account at a public offering price per share of less than $3.00 ...") is hereby deleted in its entirety and shall have no force or effect whatsoever.

                  (iii) The fifth sentence of Section 1.4(c) thereof (which fifth sentence begins with the words "Warner will be issued additional
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Common Stock, promptly after the initial public offering is completed...") is hereby deleted in its entirety and shall have no force or effect whatsoever.

                  (iv) The fifth sentence of the first paragraph of Section 1.4(d) thereof (which fifth sentence begins with the words "If LeukoSite completes an initial public offering of Common Stock for its own account at a public offering price per share of less than $3.00 ...") is hereby deleted in its entirety and shall have no force or effect whatsoever.

                  (v) The sixth sentence of the first paragraph of Section 1.4(d) thereof (which sixth sentence begins with the words "Warner will be issued additional Common Stock, promptly after the initial public offering is completed...") is hereby deleted in its entirety and shall have no force or effect whatsoever.

                  (vi) The final sentence of Section 2 of the First Amendment to the MCP-1 Collaborative, dated July 1, 1995 is hereby deleted in its entirety and shall have no force or effect whatsoever.

         2. Amendment of IL-8 Collaboration Agreement. The IL-8 Collaboration Agreement is hereby amended as follows:

                  (i) The last sentence of the first paragraph of Section 1.4(b) thereof (which last sentence begins with the words "If LeukoSite completes an initial public offering of Common Stock for its own account at a public offering price per share of less than $5.00 ...") is hereby deleted in its entirety and shall have no force or effect whatsoever.

                  (ii) The last sentence of the first paragraph of Section 1.4(c) thereof (which fourth sentence begins with the words "If LeukoSite completes an initial public offering of Common Stock for its own account at a public offering price per share of less than $5.00 ...") is hereby deleted in its entirety and shall have no force or effect whatsoever.

         3. Amendment of Series C Stock Purchase Agreement. The Series C Stock Purchase Agreement is hereby amended by deleting Section 3.2 thereof in its entirety. Such Section 3.2 shall have no force or effect whatsoever.

         4. Amendment of Series E Stock Purchase Agreement. The Series E Stock Purchase Agreement is hereby amended by deleting
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Section 3.3 thereof in its entirety. Such Section 3.3 shall have no force or effect whatsoever.

         5. Intent of Foregoing Amendments. The parties hereby acknowledge that the intent of the foregoing amendments to the Warner Agreements is to terminate all anti-dilution rights provided to Warner under the Warner Agreements with respect to those shares of capital stock of the Company owned or held by Warner as of the date hereof. Furthermore, the parties hereby acknowledge the intent of the Company to waive its right to co-promote products pursuant to the Warner Agreements as further consideration for Warner's agreement to enter into this Agreement. The terms and provisions of such waiver will be determined in a definitive agreement to be negotiated between the parties in good faith.

         6. Conversion of Warner Series G Shares into Common Stock Upon the Initial Public Offering.

                  (a) Subject to the terms, provisions and conditions of this
Section 6 (including, without limitation, the waiver granted by Warner pursuant to Section 6(b) below) and notwithstanding anything in Section G.7 of Part G of
Article III of the Restated Certificate to the contrary, each of the Company and Warner (it being understood that Warner is acting for itself and on behalf of any subsequent holder of Warner Series G Shares) hereby agrees that, upon the consummation of the Initial Public Offering, each Warner Series G Share then outstanding shall, by virtue of and immediately prior to the closing of the Initial Public Offering and without any action on the part of holder thereof, be deemed automatically converted into one share of Common Stock (subject to proportionate and equitable adjustment upon the occurrence of any stock split, stock dividend, reverse stock split, reclassification or recapitalization of the Common Stock that becomes effective at any time during the period commencing after the date of this Agreement and ending immediately prior to the closing of the Initial Public Offering). The holder of any Warner Series G Shares converted into Common Stock pursuant to this Section 6(a) shall be entitled to payment of all declared but unpaid dividends, if any, payable on or with respect to such shares up to and including the date of the closing of the Initial Public Offering.

                  (b) Warner, for itself and its successors and assigns and for all holders of Warner Series G Shares, hereby irrevocably and forever waives (i) the application of the provisions of Section G.7(j) of Part G of Article III of the Restated Certificate to the Warner Series G Shares and
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(ii) any or all rights and/or entitlements that Warner, its successors and assigns and any and all holders of Warner Series G Shares may have to receive shares of Common Stock upon mandatory conversion of the Warner Series G Shares pursuant to Section G.7(j) of Part G of Article III of the Restated Certificate. Warner, for itself and its successors and assigns and for all holders of Warner Series G Shares, hereby irrevocably and forever agrees that the only shares of Common Stock to which any holder of Warner Series G Shares shall be entitled upon conversion of the Warner Series G Shares pursuant to, or on account or as a result of, the Initial Public Offering shall be the number of shares of Common Stock determined pursuant to Section 6(a) of this Agreement.

         7. Royalty Offset.

                  (a) For and in consideration of Warner's agreement to amend the terms of each of the Warner Agreements in the manner provided in this Agreement and to modify the conversion of the Warner Series G Shares into Common Stock in the manner provided in this Agreement, the Company hereby provides Warner a credit (the "Credit") that can be used solely to offset royalty payments due under Section 5.6 of the MCP-1 Collaborative Agreement, Section 5.6 of the IL-8 Collaborative Agreement and/or Section 7.1 of the Research, Development and Marketing Agreement between the Company and Kyowa Hakko Kogyo Co., Ltd., a Japan corporation ("Kyowa"), dated April 24, 1997 (as amended or modified from time to time, the "Kyowa Collaboration Agreement"). The aggregate amount of the Credit shall be determined as set forth in Section 7(b) below. Capitalized terms used in this Section 7 without definition shall have the meaning ascribed to such terms in Section 7(e) below.

                  (b) The aggregate amount of the Credit shall be equal to (i) 2,535,715 (subject to proportionate and equitable adjustment upon the occurrence of any stock split, stock dividend or reverse stock split of the Common Stock that becomes effective at any time during the period commencing after the date of this Agreement and ending immediately prior to the closing of the Initial Public Offering) multiplied by (ii) the remainder of $3.00 (subject to proportionate and equitable adjustment upon the occurrence of any stock split, stock dividend or reverse stock split of the Common Stock that becomes effective at any time during the period commencing after the date of this Agreement and ending immediately prior to the closing of the Initial Public Offering) minus the Initial Public Offering Price. This Section will have no force or effect if the Credit is a negative number.
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                  (c) In no event will Warner be entitled to utilize the Credit to offset more than 50% of any single royalty payment due under the Warner Agreements or the Kyowa Collaboration Agreement; provided, however, that in the case of the Kyowa Collaboration Agreement, the Credit and this Agreement will apply after application of Section 7.3 thereof.

                  (d) Warner may assign, sell or otherwise transfer its rights under this Section 7 to any party (including, without limitation, Kyowa) that may now or in the future be obligated to make any royalty payments under the Warner Agreements or the Kyowa Collaboration Agreement.

                  (e) For purposes of this Section 7, the following terms shall have the meanings provided therefor below:

         "Initial Public Offering Price" shall mean the price per share (without giving effect to any discount, reduction or offset on account of any underwriters' or brokers' discount, fees or commissions) at which the Company offers and sells shares of Common Stock pursuant to the Initial Public Offering.

         8. Representations and Warranties. Warner hereby represents and warrants to the Company that (i) Warner is the sole record and beneficial owner of the Warner Series G Shares on the date hereof, (ii) Warner has not sold, assigned, pledged or otherwise transferred or disposed of any shares of capital stock of the Company or any interest therein, (iii) Warner has not granted to any person any option, warrant or other contractual right to acquire any shares of capital stock of the Company (including, without limitation, any of the Warner Series G Shares) or any interest therein.

         9. Obligations with respect to Transferees. Warner hereby agrees that, prior to effecting a sale, assignment, pledge or other transfer or disposition of any of the Warner Series G Shares or any interest therein, it shall provide a copy of this Agreement to the proposed transferee and cause such proposed transferee to agree in writing to become bound by all of the terms and conditions set forth in this Agreement.

         10. Miscellaneous Provisions. In the event of any conflict between this Agreement and any provision of the Restated Certificate relating to conversion of Warner Series G Shares, the provisions of this Agreement shall govern. This Agreement may be executed in any number of counterparts which together shall constitute one instrument, and shall
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bind and inure to the benefit of (i) the parties hereto, (ii) their respective successors and assigns and (iii) all transferees of Warner Series G Shares.

         11. Termination. This Agreement will terminate ab initio and have no force and effect if the Initial Public Offering is not closed before the later of (i) September 1, 1997 or (ii) (if the registration statement relating to the Initial Public Offering is filed with the Securities and Exchange Commission on or before July 15, 1997) September 30, 1997.

         IN WITNESS WHEREOF, and intending to become legally bound, the Company and Warner have caused this Agreement to be duly executed as of the date first above written.

                                 LEUKOSITE, INC.


                                 By: /s/ Christopher K. Mirabelli
                                     ---------------------------------------
                                     Christopher K. Mirabelli, President


                                 WARNER-LAMBERT COMPANY


                                 By: _____________________________________
                                     Name:
                                     Title: